CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291091 on Form S-6 of our report dated December 11, 2025, relating to the financial statement of FT 12651, comprising International High Dividend Equity Portfolio, Series 58, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 11, 2025